Patterson-UTI and ADNOC Drilling Sign Agreements to Formalize the Previously Announced Joint Venture in the UAE

HOUSTON – September 30, 2024 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) (“Patterson-UTI” or “the Company”) today announced that its subsidiary, Patterson-UTI TW Holdings LLC, has signed the previously announced joint venture agreement with a subsidiary of ADNOC Drilling, the largest national drilling contractor in the Middle East and the sole provider of drilling rig services in the Emirate of Abu Dhabi. As part of the agreement, Patterson-UTI will hold a 15% minority equity interest in Turnwell Industries LLC OPC (“Turnwell”), a company recently formed by ADNOC Drilling. Turnwell has been awarded a contract to drill and complete 144 unconventional wells for Abu Dhabi National Oil Company (ADNOC). The ADNOC Drilling subsidiary will hold a 55% majority stake, while SLB will hold a 30% interest.
In exchange for the minority equity interest, Patterson-UTI will provide unconventional drilling and completion expertise to Turnwell, as well as a limited cash contribution to fund our portion of working capital.
“Patterson-UTI is excited to be a part of Turnwell, which we believe will be a groundbreaking project with multiple years of unconventional drilling and completion activity. We look forward to bringing our established processes and experience for drilling and completing unconventional wells to Abu Dhabi,” said Andy Hendricks, Patterson-UTI’s Chief Executive Officer. “ADNOC is already a major global player in the development of conventional oil and gas resources, and with the Turnwell joint venture we expect to help achieve industry-leading efficiencies in delivering unconventional oil and gas wells within the Middle East.”
Mr. Hendricks continued, “The Turnwell joint venture offers Patterson-UTI a path to expand our footprint to new markets in a very capital efficient manner. We believe our participation in the Turnwell JV should lead to significant value for our customer, our partners, and our shareholders over a long period of time, and we are excited to have signed the agreement.”

About Patterson-UTI
Patterson-UTI is a leading provider of drilling and completion services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized drill bit solutions in the United States, Middle East and many other regions around the world. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "project," "pursue," "should," "strategy," "target," or "will," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions; global economic conditions, including inflationary pressures and risks of economic downturns or recessions in the United States and elsewhere; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; public health crises, pandemics and epidemics; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; our return of capital to stockholders; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements. In addition, risks that could cause actual results to differ from forward-looking statements include: the risk associated with the closing of the proposed transaction, that any necessary regulatory approvals are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; unanticipated difficulties or expenditures relating to the transaction; the response of shareholders as a result of the pendency of any transaction; and the diversion of management time on the joint venture and transaction related issues.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Michael Sabella
Vice President, Investor Relations
(281) 885-7589